Alchemy Enterprises appoints distinguished energy authority Dr. Jerry Y.S. Lin to Board of Directors

October 12, 2006

Scottsdale, AZ (BUSINESS WIRE) – Alchemy Enterprises, Ltd. (OTC BB: ACHM), the alternative energy company that is developing a new electric power cell technology that it believes will generate and manage electricity to power a broad range of applications, announced today that it has appointed Dr. Jerry Y.S. Lin to its Board of Directors. Dr. Lin will also chair the Technology Committee of the Board of Directors.

“We are very excited to have Dr. Lin join Alchemy’s Board of Directors,” commented Jonathan Read, Alchemy’s Chairman and CEO, in making the announcement. “Jerry has extensive knowledge and over 20 years of experience and has been on the cutting edge of fuel cell research and technologies. He has been and is now very focused on renewable energies. We are committed to building a solid team of recognized achievers in the renewable energy world and strongly believe that Dr. Lin will contribute to Alchemy’s growth and success."

Dr. Lin is a professor and Department Chair of Chemical Engineering at the Arizona State University in Tempe, Arizona.

Dr. Lin received B.S. from Zhejiang University in China, and M.S. and PhD from Worcester Polytechnic Institute in the U.S., all in chemical engineering. He was a post-doctoral staff member at the University of Twente in the Netherlands.

Dr. Lin joined the faculty of the University of Cincinnati in 1991, where he was a professor of chemical engineering and co-director of the NSF Center for Membrane Applied Science and Technology until coming to ASU in January, 2005.   He is an expert in inorganic membranes, solid oxide fuel cells, adsorption and catalysis.  Dr. Lin has over 150 referred journal publications and holds 3 patents .   His papers have received over 2100 SCI citations.  Dr. Lin has given 100 invited lectures in academia and industry around the world.

Dr. Lin has received numerous international professional and academic awards . He has also headed many research programs funded by such agencies as U.S Department of Energy and Department of Defense and private sector companies such as Amoco, BP, Exxon, Honda and the Petroleum Research Board. He is on the Board of Directors of North American Membrane Society and editorial boards of several journals. Dr. Lin is the conference chairman of the 8th International Conference on Inorganic Membranes (ICIM8).

About Alchemy Enterprises, Ltd.:

Alchemy Enterprises, Ltd. is an alternative energy company that is developing a new electric power cell technology that it believes will generate and manage electricity to power a broad range of applications, including buses and automobiles. Working in a research and development partnership with NASA’s Jet Propulsion Laboratories, the patent pending electric power cell technology, if developed, may produce a clean, environmentally friendly, re-usable source for electric power and fuel.

Founded in 1999, Alchemy Enterprises, Ltd. is headquartered in Scottsdale, AZ and is a publicly traded company (OTC BB:ACHM). For more information about Alchemy Enterprises. Ltd. please visit www.alchemy-energy.com.

This press release includes a number of forward-looking statements that reflect our management's current views with respect to future events and financial performance. Forward-looking statements include, but are not limited to, statements that are not historical facts, and statements including forms of the words 'intend,' 'believe,' 'will,' 'may,' 'could,' 'expect,' 'anticipate,' 'plan,' 'possible' and similar terms. Actual results could differ materially from the results implied by the forward looking statements due to a variety of factors, many of which are discussed throughout this Quarterly Report and in our SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law. Factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us include, but are not limited to:

-- the ability to finance activities and maintain financial liquidity;

-- the ability to commercially develop our EPC Technology;

-- changes in consumer preferences or trends;

-- competitive offerings; and,

-- the ability to develop a strong brand identity.

Investor Relations: Pilot Financial Communications Network, Rick Gean (480) 247-2142, info@pilotfcn.com.